UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

(Exact name of registrant as specified in its charter)

Delaware	0‑10967	36‑3161078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Suite 1300, Chicago, Illinois		60631
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (708) 831‑7483

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	FMBI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 15, 2019, at the First Midwest Bancorp, Inc. (the “Company”) 2019  annual meeting of stockholders, the Company’s stockholders considered three matters, each of which is described more fully in the proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on April 4, 2019.  A total of 99,369,672 shares of the Company’s common stock were represented in person or by proxy at the annual meeting, which represented approximately 93% of the Company’s total outstanding shares of common stock entitled to vote at the annual meeting.

The vote results on the matters presented at the annual meeting are set forth below.

Item 1 – Election of Directors.  All of the nominees for election to the Company’s Board of Directors were elected upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Barbara A. Boigegrain	92,911,018	584,437	70,933	5,803,284
Thomas L. Brown	93,288,424	208,183	69,781	5,803,284
Phupinder S. Gill	93,276,143	206,521	83,724	5,803,284
Kathryn J. Hayley	93,355,884	141,935	68,569	5,803,284
Peter J. Henseler	93,366,763	106,284	93,341	5,803,284
Frank B. Modruson	93,267,596	188,946	109,846	5,803,284
Ellen A. Rudnick	92,873,227	623,723	69,438	5,803,284
Mark G. Sander	92,030,356	1,477,138	58,894	5,803,284
Michael L. Scudder	91,827,687	1,678,194	60,507	5,803,284
Michael J. Small	93,342,654	137,053	86,681	5,803,284
Stephen C. Van Arsdell	93,332,559	147,497	86,332	5,803,284
J. Stephen Vanderwoude	88,162,851	5,158,220	245,317	5,803,284

The declassification of the Board of Directors, which began in 2018, was completed this year, and each nominee was elected to serve a one-year term expiring at the Company’s 2020 annual meeting of stockholders.

Additionally, as previously announced, Br. James Gaffney retired from the Board of Directors upon the conclusion of his term at the 2019 annual meeting and, accordingly, did not stand for re-election.  In connection with this retirement, the Company’s Board of Directors reduced the size of the Board to twelve directors effective at the annual meeting.

Item 2 – Advisory Resolution Regarding the Compensation Paid to the Company’s Named Executive Officers.  An advisory (non-binding) resolution regarding the compensation paid by the Company to its named executive officers in 2018 was approved upon the following votes:

7,889,713
Votes For	Votes Against	Abstentions	Broker Non-Votes
87,889,713	1,216,787	4,459,888	5,803,284

Based on the foregoing vote results, the Company’s say-on-pay proposal was approved by 94% of the votes cast at the annual meeting.

Item 3 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 was ratified on an advisory (non-binding) basis upon the following votes:

Votes For	Votes Against	Abstentions
97,967,582	1,347,533	54,557

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date:	May 20, 2019	By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos Executive Vice President, General Counsel and Corporate Secretary